Exhibit 99.1
Bright Horizons Family Solutions® Reports Fourth Quarter and Full Year 2015 Financial Results

BOSTON, February 8, 2016 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life, today announced financial results for the fourth quarter and full year of 2015.
Fourth Quarter 2015 Highlights (compared to fourth quarter 2014):

•	Revenue increased 10% to $372 million

•	GAAP income from operations increased 20% to $45 million

•	Non-GAAP adjusted income from operations* increased 15% to $45 million

•	Adjusted EBITDA* increased 12% to $68 million

•	GAAP net income increased 27% to $24 million and GAAP diluted earnings per share increased 39% to $0.39

•	Non-GAAP adjusted net income* increased 12% to $29 million and diluted adjusted earnings per share* increased 21% to $0.47
Year Ended December 31, 2015 Highlights (compared to year ended December 31, 2014):

•	Revenue increased 8% to $1.46 billion

•	GAAP income from operations increased 24% to $182 million

•	Non-GAAP adjusted income from operations* increased 22% to $182 million

•	Adjusted EBITDA* increased 15% to $273 million

•	GAAP net income increased 30% to $94 million and GAAP diluted earnings per share increased 40% to $1.50

•	Non-GAAP adjusted net income* increased 19% to $115 million and diluted adjusted earnings per share* increased 28% to $1.85

“We are pleased to report strong financial results for the fourth quarter and the full year in 2015,” said David Lissy, Chief Executive Officer.  “At Bright Horizons, we are leading the way in providing our employer clients and the working families that we serve with the critical supports they need to maximize their productivity. Our deep commitment and long history of delivering high quality care, education and service allows us to grow and thrive as we engage employees through critical life stages in our broad suite of solutions.”
“Our solid financial results in 2015 reflect the investments we continue to make in the people and systems needed to strengthen our position as the leader in our field, and we are well positioned to continue to deliver growth and operating leverage in 2016,” added Lissy.
Fourth Quarter 2015 Results
Revenue increased $33.8 million, or 10%, in the fourth quarter of 2015 from the fourth quarter of 2014 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

In the fourth quarter of 2015, adjusted EBITDA increased $7.1 million, or 12%, and adjusted income from operations increased $5.8 million, or 15%, from the fourth quarter of 2014. The adjusted EBITDA increase reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, expanded back-up dependent care and educational advisory services, and strong cost management, partially offset by the costs incurred during the ramp up of certain new lease/consortium centers opened during 2014 and 2015. The increase in adjusted income from operations reflects a $9.4 million increase in gross profit, partially offset by increases in selling, general and administrative expenses ("SG&A").

Income from operations was $44.9 million for the fourth quarter of 2015 compared to $37.3 million in the same 2014 period, and net income was $23.9 million for the fourth quarter of 2015 compared to $18.9 million in 2014.  Adjusted net income increased by $3.0 million, or 12%, to $28.7 million as compared to the fourth quarter of 2014, on expanded adjusted operating income. Diluted adjusted earnings per common share increased 21% from $0.39 in the fourth quarter of 2014 to $0.47 in the fourth quarter of 2015.

As of December 31, 2015, the Company operated 932 early care and education centers with the capacity to serve 107,000 children and families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock-based compensation expense, expenses related to secondary offerings, and expenses associated with completed acquisitions. Adjusted income from operations represents income from operations before expenses related to the completion of secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in "Presentation of Non-GAAP Measures" and the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."
Balance Sheet and Cash Flow
For the year ended December 31, 2015, the Company generated approximately $171.1 million of cash flow from operations compared to $174.3 million in 2014 and invested $156.4 million in fixed assets and acquisitions compared to $78.0 million in 2014. Net cash used in financing activities totaled $90.6 million in 2015 compared to $36.4 million used in 2014.  In 2015, the Company repurchased a total of 2.2 million shares of common stock for a total of $128.1 million. In 2014, the Company issued $165.0 million of incremental term loans in December 2014 under the terms of its existing Credit Agreement, and repurchased a total of 5.0 million shares of common stock for a total of $221.6 million. During the year ended December 31, 2015, the Company's cash and cash equivalents decreased $76.3 million to $11.5 million.
2016 Outlook
As described below, the Company is providing certain financial guidance. For the full year 2016, the Company currently expects:

•	Overall revenue growth in 2016 in the range of 8-10%

•	Adjusted EBITDA growth in 2016 in the range of 13-14%

•	Adjusted net income growth in 2016 in the range of 15-17%

•	Diluted adjusted earnings per common share growth in the range of 18-20%

•	Diluted weighted average shares of approximately 62 million shares
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through February 23, 2016 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13628294.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.

Forward-Looking Statements
This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." The Company's actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industries served, investments, operating leverage, and our 2016 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; and other risks and uncertainties more fully described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 2, 2015, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
Presentation of Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."
About Bright Horizons Family Solutions® Inc.
Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 1,000 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 140 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2015 "100 Best Companies for Working Mothers."  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Three Months Ended December 31,
	2015	%	2014	%
Revenue	$371,596	100.0%	$337,768	100.0%
Cost of services	281,693	75.8%	257,290	76.2%
Gross profit	89,903	24.2%	80,478	23.8%
Selling, general and administrative expenses	38,010	10.2%	36,219	10.7%
Amortization of intangible assets	7,011	1.8%	6,931	2.0%
Income from operations	44,882	12.2%	37,328	11.1%
Interest expense, net	(10,732)	(3.0)%	(8,870)	(2.7)%
Income before income taxes	34,150	9.2%	28,458	8.4%
Income tax expense	(10,232)	(2.8)%	(9,564)	(2.8)%
Net income	$23,918	6.4%	$18,894	5.6%

Earnings per share:
Common stock—basic	$0.40		$0.29
Common stock—diluted	$0.39		$0.28
Weighted average number of common shares outstanding:
Common stock—basic	60,005,507		65,182,552
Common stock—diluted	61,548,783		66,674,772

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Years Ended December 31,
	2015	%	2014	%
Revenue	$1,458,445	100.0%	$1,352,999	100.0%
Cost of services	1,100,690	75.5%	1,039,397	76.8%
Gross profit	357,755	24.5%	313,602	23.2%
Selling, general and administrative expenses	148,164	10.2%	137,683	10.2%
Amortization of intangible assets	27,989	1.9%	28,999	2.1%
Income from operations	181,602	12.4%	146,920	10.9%
Interest expense, net	(41,446)	(2.8)%	(34,606)	(2.6)%
Income before income taxes	140,156	9.6%	112,314	8.3%
Income tax expense	(46,229)	(3.2)%	(40,279)	(3.0)%
Net income	$93,927	6.4%	$72,035	5.3%

Earnings per share:
Common stock—basic	$1.53		$1.09
Common stock—diluted	$1.50		$1.07
Weighted average number of common shares outstanding:
Common stock—basic	60,835,574		65,612,572
Common stock—diluted	62,360,778		67,244,172

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$11,539	$87,886
Accounts receivable—net	97,295	83,066
Other current assets	46,093	52,206
Total current assets	154,927	223,158
Fixed assets—net	429,736	398,947
Goodwill	1,147,809	1,095,738
Other intangibles—net	389,331	406,249
Other assets	28,567	16,984
Total assets	$2,150,370	$2,141,076
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,550	$9,550
Borrowings on revolving line of credit	24,000	—
Accounts payable and accrued expenses	116,991	116,425
Deferred revenue and other current liabilities	157,017	153,448
Total current liabilities	307,558	279,423
Long-term debt—net	905,661	911,627
Deferred income taxes	113,100	127,036
Other long-term liabilities	96,443	72,031
Total liabilities	1,422,762	1,390,117
Total stockholders’ equity	727,608	750,959
Total liabilities and stockholders’ equity	$2,150,370	$2,141,076

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Years Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$93,927	$72,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,666	77,447
Amortization of original issue discount and deferred financing fees	3,583	3,052
Stock-based compensation	9,200	7,922
Deferred income taxes	(758)	(13,376)
Other non-cash adjustments, net	3,319	3,816
Changes in assets and liabilities:
Accounts receivable	(13,660)	(4,604)
Prepaid expenses and other current assets	(6,599)	5,679
Accounts payable and accrued expenses	(6,752)	9,589
Other, net	10,154	12,737
Net cash provided by operating activities	171,080	174,297
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(77,735)	(65,809)
Payments for acquisitions—net of cash acquired	(78,680)	(13,222)
Settlement of purchase price for prior year acquisitions	23	1,030
Net cash used in investing activities	(156,392)	(78,001)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit, net	24,000	—
Borrowings of long-term debt, net	—	161,803
Principal payments of long-term debt	(9,550)	(7,900)
Purchase of treasury stock	(128,103)	(221,577)
Proceeds from the issuance of common stock upon exercise of options	9,811	17,422
Proceeds from the issuance of restricted stock	3,864	4,709
Tax benefit from stock-based compensation	9,397	9,123
Net cash used in financing activities	(90,581)	(36,420)
Effect of exchange rates on cash and cash equivalents	(454)	(1,575)
Net (decrease) increase in cash and cash equivalents	(76,347)	58,301
Cash and cash equivalents—beginning of period	87,886	29,585
Cash and cash equivalents—end of period	$11,539	$87,886

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended December 31, 2015
Revenue	$311,735	$47,634	$12,227	$371,596
Amortization of intangibles	6,687	182	142	7,011
Income from operations	26,137	14,808	3,937	44,882
Adjusted income from operations (1)	26,491	14,808	3,937	45,236

Three months ended December 31, 2014
Revenue	$286,116	$42,197	$9,455	$337,768
Amortization of intangibles	6,606	181	144	6,931
Income from operations	21,642	13,089	2,597	37,328
Adjusted income from operations (1)	23,463	13,358	2,657	39,478

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings, completed acquisitions and costs in connection with the November 2014 amendment to the Credit Agreement.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Year ended December 31, 2015
Revenue	$1,236,762	$181,574	$40,109	$1,458,445
Amortization of intangibles	26,690	725	574	27,989
Income from operations	115,149	56,891	9,562	181,602
Adjusted income from operations (1)	116,014	56,891	9,562	182,467

Year ended December 31, 2014
Revenue	$1,156,661	$162,886	$33,452	$1,352,999
Amortization of intangibles	27,696	725	578	28,999
Income from operations	92,229	49,317	5,374	146,920
Adjusted income from operations (1)	94,600	49,586	5,434	149,620

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings, completed acquisitions and costs in connection with the November 2014 amendment to the Credit Agreement.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Net income	$23,918	$18,894	$93,927	$72,035
Interest expense, net	10,732	8,870	41,446	34,606
Income tax expense	10,232	9,564	46,229	40,279
Depreciation	13,116	12,184	50,677	48,448
Amortization of intangible assets (a)	7,011	6,931	27,989	28,999
EBITDA	65,009	56,443	260,268	224,367
Additional adjustments:
Deferred rent (b)	432	960	2,736	3,092
Stock-based compensation expense (c)	2,300	1,460	9,200	7,922
Expenses related to stock offerings, completed acquisitions and the Credit Agreement amendment (d)	354	2,150	865	2,700
Total adjustments	3,086	4,570	12,801	13,714
Adjusted EBITDA	$68,095	$61,013	$273,069	$238,081
Income from operations	$44,882	$37,328	$181,602	$146,920
Expenses related to stock offerings, completed acquisitions and the Credit Agreement amendment (d)	354	2,150	865	2,700
Adjusted income from operations	$45,236	$39,478	$182,467	$149,620
Net income	$23,918	$18,894	$93,927	$72,035
Income tax expense	10,232	9,564	46,229	40,279
Income before tax	34,150	28,458	140,156	112,314
Stock-based compensation expense (c)	2,300	1,460	9,200	7,922
Amortization of intangible assets (a)	7,011	6,931	27,989	28,999
Expenses related to stock offerings, completed acquisitions and the Credit Agreement amendment (d)	354	2,150	865	2,700
Adjusted income before tax	43,815	38,999	178,210	151,935
Adjusted income tax expense (e)	(15,109)	(13,296)	(62,819)	(54,697)
Adjusted net income	$28,706	$25,703	$115,391	$97,238
Weighted average number of common shares—diluted	61,548,783	66,674,772	62,360,778	67,244,172
Diluted adjusted earnings per common share	$0.47	$0.39	$1.85	$1.45

(a)
Represents amortization of intangible assets associated with intangible assets recorded in connection with our going private transaction in May 2008, including approximately $4.5 million for each of the three months ended December 31, 2015 and 2014, and approximately $18.0 million and $19.0 million for the years ended December 31, 2015 and 2014, respectively.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense.

(d)
Represents costs incurred in connection with completed acquisitions in 2014 and 2015, secondary offerings of common stock in March and December 2014, and in May, August and November 2015, and costs in connection with the November 2014 amendment to the Credit Agreement.

(e)	Represents income tax expense calculated on adjusted income before tax at the effective rate of approximately 35.3% and 36.0% in 2015 and 2014, respectively.